Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of MTC Technologies, Inc. on Form S-3 of our report dated February 19, 2003, appearing in this Prospectus, which is part of this Registration Statement, and the incorporation by reference in this Registration Statement of our report dated February 19, 2003, appearing in the Annual Report on Form 10-K of MTC Technologies, Inc. for the year ended December 31, 2002.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio

January 19, 2004